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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                  We consent to the reference to our firm under the caption "Experts" in the amendment no. 2 to the registration statement on Form S-3 and related Prospectus of Universal American Financial Corp. for the registration of up to 570,000 shares of its common stock and to the incorporation by reference therein of our report dated February 20, 2003, with respect to the consolidated financial statements and schedules of Universal American Financial Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP

New York, New York
December 23, 2003